EXHIBIT 99.1
JOINT FILER INFORMATION
Other Reporting Person(s)
1. Alex Meruelo Living Trust

Item	Information
Name:	Alex Meruelo Living Trust

Address:	9550 Firestone Blvd., Suite 105, Downey, California 90241

Designated Filer:	Alex Meruelo

Date of Event Requiring Statement (Month/Day/Year):	March 6, 2009

Issuer Name and Ticker or Trading Symbol:	Rubio’s Restaurants, Inc. [RUBO]

Relationship of Reporting Person(s) to Issuer:	10% Owner

If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	Alex Meruelo Living Trust

/s/ Alex Meruelo
Name: Alex Meruelo Title: Trustee Date: March 13, 2009